Exhibit 32.1

CERTIFICATION OF THE CIDEF EXECUTIVE OFFICER OF GREAT CHINA MANIA HOLDINGS, INC. PURSUANT TO 18 U.S.C. SECTIONS 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Great China Mania Holdings, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of2002, that, to the best of the undersigned's knowledge:

I) The Report fully complies with the requirements of Section 13(a) or IS(d) of the Securities Exchange Act of l934; and.·

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

Signed on this May 15, 2014
/s/ Kwong Kwan Yin Rov
Kwong Kwan Yin Roy
Chief Executive Officer